Exhibit 99.1

RockTenn Reports Earnings for the Second Quarter of Fiscal 2010 of $0.83 Per Share and Adjusted Earnings Per Share of $0.70

NORCROSS, Ga.--(BUSINESS WIRE)--April 27, 2010--RockTenn (NYSE:RKT) today reported earnings for the quarter ended March 31, 2010 of $0.83 per diluted share. The Company’s adjusted earnings were $0.70 per diluted share, excluding primarily items related to the alternative fuel tax credit, loss on extinguishment of debt and restructuring charges, compared to the prior year quarter adjusted earnings of $1.02 per diluted share.

	Three Months Ended March 31, 2010	Three Months Ended March 31, 2009	Six Months Ended March 31, 2010	Six Months Ended March 31, 2009

Earnings per diluted share	$0.83	$0.97	$2.26	$1.76

Alternative fuel tax credit, net	(0.21)	—	(0.74)	—
Loss on extinguishment of debt	0.05	—	0.04	0.04
Restructuring and other costs, net	0.02	0.05	0.06	0.15
Operating losses of previously closed facilities	0.01	—	0.02	0.02

Adjusted earnings per diluted share	$0.70	$1.02	$1.64	$1.97

Second Quarter Results

  Net sales of $731.9 million for the second quarter of fiscal 2010 increased $55.6 million compared to the second quarter of fiscal 2009.
  Segment income was $83.0 million compared to $96.7 million in the prior year quarter. Segment income in the second quarter of fiscal 2010 includes the release of $8.1 million of reserves attributable to the alternative fuel tax credit.
  During the second quarter of fiscal 2010 we recorded pre-tax expense of $3.3 million, or $0.05 per diluted share after-tax, which represents the write off of unamortized deferred financing costs and debt discount in connection with our repayment of the $120 million outstanding Term Loan B balance using proceeds from our revolving credit facility.
  RockTenn’s pre-tax restructuring and other costs, net of related noncontrolling interest, were $1.0 million, or $0.02 per diluted share after-tax, for the second quarter of fiscal 2010 consisting primarily of plant closing related asset impairments.
  RockTenn incurred pre-tax operating losses at previously closed facilities, net of related noncontrolling interest, of $0.6 million, or $0.01 per diluted share after-tax.

Chairman and Chief Executive Officer’s Statement

RockTenn Chairman and Chief Executive Officer James A. Rubright stated, “RockTenn achieved another quarter of strong earnings and cash flow generation as sales volumes rose over the prior year quarter mitigating the impact of higher recycled fiber costs, which peaked late in the month of March. Our net debt repayment and dividends during the quarter were $88.3 million and $5.8 million, or a total of $48.2 million ($1.24 per share) after excluding the effect of alternative fuel tax credits.”

Segment Results

Paperboard and Containerboard Tons Shipped and Average Price

Total tons shipped in the second quarter of fiscal 2010 increased by 75,493 tons over the prior year quarter and increased on a sequential quarter basis by 9,102 tons. The average selling price for all paperboard and containerboard grades decreased $20 per ton from the prior year quarter and increased $16 per ton on a sequential quarter basis.

Consumer Packaging Segment

Consumer Packaging segment net sales increased 6.4% in the second quarter of fiscal 2010 compared to the prior year quarter, due to higher paperboard volumes. Segment income increased $5.7 million over the prior year quarter to $44.9 million due primarily to the $8.1 million of alternative fuel tax credits, higher paperboard volumes and increased income in our folding carton business, which were largely offset by higher recycled and virgin fiber costs.

Corrugated Packaging Segment

Corrugated Packaging segment net sales increased $14.5 million to $191.0 million in the second quarter of fiscal 2010 compared to the prior year quarter, due to higher volumes which were partially offset by lower selling prices. Segment income was $20.9 million in the second quarter of fiscal 2010 and segment return on sales was 10.9%.

Merchandising Displays Segment

Merchandising Displays segment net sales decreased $5.8 million over the prior year second quarter. Segment income increased to $11.2 million in the second quarter of fiscal 2010 compared to $9.7 million in the prior year quarter. Segment return on sales increased to 14.5%.

Specialty Paperboard Products Segment

Specialty Paperboard Products segment net sales increased $26.2 million in the second quarter of fiscal 2010 compared to the prior year quarter primarily due to higher recycled fiber prices and volumes and increased paperboard volumes which were partially offset by lower paperboard and other selling prices. Segment income was $6.0 million in the second quarter of fiscal 2010 and $6.2 million in the prior year quarter.

Cash Provided By Operating Activities

Net cash provided by operating activities in the second quarter of fiscal 2010 was $117.1 million compared to $105.9 million in the prior year quarter primarily due to the receipt of our $26.4 million 2009 federal income tax refund during the second quarter of fiscal 2010 which was primarily due to alternative fuel tax credits.

Financing and Investing Activities

We reduced net debt by $88.3 million in the quarter and $330.4 million in the twelve months ended March 31, 2010. Our Credit Agreement Debt/EBITDA ratio was 2.07 times at March 31, 2010, well below our maximum permitted ratio of 4.25 times.

Conference Call

We will host a conference call to discuss our results of operations for the second quarter of fiscal 2010 and other topics that may be raised during the discussion at 9:00 a.m., Eastern Time, on April 28, 2010. The conference call will be webcast and can be accessed, along with a copy of this press release, at www.rocktenn.com.

About RockTenn

RockTenn (NYSE:RKT) is one of North America’s leading manufacturers of paperboard, containerboard and consumer and corrugated packaging, with annual net sales of approximately $2.9 billion. RockTenn’s 10,000 employees are committed to exceeding their customers’ expectations – every time. The Company operates locations in the United States, Canada, Mexico, Chile and Argentina. For more information, visit www.rocktenn.com.

ROCK-TENN COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

	FOR THE THREE MONTHS ENDED		FOR THE SIX MONTHS ENDED
	March 31,	March 31,	March 31,	March 31,
	2010	2009	2010	2009

NET SALES	$731.9	$676.3	$1,422.7	$1,379.4

Cost of Goods Sold (net of alternative fuel tax credit of $8.1, $0, $28.8 and $0)	570.6	504.8	1,082.9	1,043.1

Gross Profit	161.3	171.5	339.8	336.3
Selling, General and Administrative Expenses	87.2	83.5	167.2	165.0
Restructuring and Other Costs, net	1.3	3.2	4.3	9.7

Operating Profit	72.8	84.8	168.3	161.6
Interest Expense	(19.2)	(24.6)	(40.7)	(51.0)
Loss on Extinguishment of Debt	(3.3)	-	(2.8)	(2.4)
Interest Income and Other Income (Expense), net	0.1	(0.5)	0.3	(0.1)
Equity in Loss of Unconsolidated Entities	(0.3)	(0.2)	(0.1)	(0.6)

INCOME BEFORE INCOME TAXES	50.1	59.5	125.0	107.5

Income Tax Expense	(16.4)	(21.9)	(33.7)	(38.6)

CONSOLIDATED NET INCOME	33.7	37.6	$91.3	$68.9

Less: Net Income Attributable to Noncontrolling Interests	(0.9)	(0.2)	(2.2)	(0.9)

NET INCOME ATTRIBUTABLE TO ROCK-TENN COMPANY SHAREHOLDERS	$32.8	$37.4	$89.1	$68.0

Computation of diluted earnings per share under the two-class method (in millions, except per share data):

Net income attributable to Rock-Tenn Company shareholders	$32.8	$37.4	$89.1	$68.0
Less: Distributed and undistributed income available to participating securities	(0.4)	(0.5)	(1.1)	(0.9)
Distributed and undistributed income available to Rock-Tenn Company shareholders	$32.4	$36.9	$88.0	$67.1

Diluted weighted average shares outstanding	39.0	38.2	39.0	38.2

Diluted earnings per share	$0.83	$0.97	$2.26	$1.76

ROCK-TENN COMPANY
SEGMENT INFORMATION
(UNAUDITED)
(IN MILLIONS, EXCEPT TONNAGE DATA)

	FOR THE THREE MONTHS ENDED		FOR THE SIX MONTHS ENDED
	March 31,	March 31,	March 31,	March 31,
	2010	2009	2010	2009

NET SALES:

Consumer Packaging Segment	$386.2	$362.9	$765.8	$731.7
Corrugated Packaging Segment	191.0	176.5	371.1	379.7
Merchandising Displays Segment	77.1	82.9	143.9	157.7
Specialty Paperboard Products Segment	96.4	70.2	176.2	145.5
Intersegment Eliminations	(18.8)	(16.2)	(34.3)	(35.2)

TOTAL NET SALES	$731.9	$676.3	$1,422.7	$1,379.4

SEGMENT INCOME:

Consumer Packaging Segment (1)	$44.9	$39.2	$107.7	$70.7
Corrugated Packaging Segment	20.9	41.6	55.6	92.2
Merchandising Displays Segment	11.2	9.7	15.4	14.8
Specialty Paperboard Products Segment	6.0	6.2	10.5	9.0

TOTAL SEGMENT INCOME	$83.0	$96.7	$189.2	$186.7

Restructuring and Other Costs, net	(1.3)	(3.2)	(4.3)	(9.7)
Non-Allocated Expenses	(9.2)	(8.9)	(16.7)	(16.0)
Interest Expense	(19.2)	(24.6)	(40.7)	(51.0)
Loss on Extinguishment of Debt	(3.3)	-	(2.8)	(2.4)
Interest Income and Other Income (Expense), net	0.1	(0.5)	0.3	(0.1)

INCOME BEFORE INCOME TAXES	$50.1	$59.5	$125.0	$107.5

Recycled Paperboard Shipped (in tons)	228,064	211,941	451,212	416,868
Containerboard Shipped (in tons)	234,757	188,568	465,870	410,475
Bleached Paperboard Shipped (in tons)	85,842	78,223	170,835	164,561
Market Pulp Shipped (in tons)	25,055	19,493	50,417	40,198

(1) Includes alternative fuel tax credits of $8.1 and $28.8 in the three and six months ended March 31, 2010, respectively.

ROCK-TENN COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(IN MILLIONS)

	FOR THE THREE MONTHS ENDED		FOR THE SIX MONTHS ENDED
	March 31,	March 31,	March 31,	March 31,
	2010	2009	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Consolidated net income	$ 33.7	$ 37.6	$ 91.3	$ 68.9

Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	36.8	37.3	74.3	75.2
Deferred income tax expense	10.3	11.8	13.3	19.5
Loss on extinguishment of debt	3.3	-	2.8	2.4
Share-based compensation expense	4.5	2.8	8.0	4.9
Gain on disposal of plant and equipment and other, net	-	-	(0.1)	(0.4)
Equity in loss of unconsolidated entities	0.3	0.2	0.1	0.6
Pension funding less than expense	4.9	0.9	12.4	3.2
Alternative fuel tax credit benefit	(8.1)	-	(29.0)	-
Impairment adjustments and other non-cash items	1.0	(0.1)	3.2	(0.8)
Changes in operating assets and liabilities, net of acquisitions
Accounts receivable	(31.3)	5.1	10.2	34.5
Inventories	2.9	7.6	12.1	(6.2)
Other assets	(3.5)	(6.0)	(3.9)	(6.4)
Accounts payable	37.9	8.0	7.0	(25.7)
Income taxes payable	27.6	7.7	36.7	13.5
Accrued liabilities and other	(3.2)	(7.0)	(25.7)	(25.3)

NET CASH PROVIDED BY OPERATING ACTIVITIES	$ 117.1	$ 105.9	$ 212.7	$ 157.9

INVESTING ACTIVITIES:

Capital expenditures	(18.3)	(17.0)	(30.6)	(31.2)
Amounts received from escrow related to the purchase of a business	-	8.5	-	8.5
Investment in unconsolidated entities	-	-	(0.1)	(0.5)
Return of capital from unconsolidated entities	0.2	0.2	0.4	3.7
Proceeds from sale of property, plant and equipment	0.6	0.2	2.9	0.7

NET CASH USED FOR INVESTING ACTIVITIES	$ (17.5)	$ (8.1)	$ (27.4)	$ (18.8)

FINANCING ACTIVITIES:

Additions to revolving credit facilities	134.8	41.3	150.9	185.0
Repayments of revolving credit facilities	(55.7)	(116.5)	(63.2)	(158.3)
Additions to debt	-	11.0	2.3	85.0
Repayments of debt	(170.5)	(30.2)	(260.4)	(296.0)
Debt issuance costs	(0.1)	(0.5)	(0.2)	(0.9)
Cash paid for debt extinguishment costs	-	-	-	(2.4)
Restricted cash and investments	-	-	-	19.2
Issuances of common stock, net of related minimum tax withholdings	(2.2)	(0.4)	(1.3)	0.3
Excess tax benefits from share-based compensation	0.2	1.7	1.4	1.7
Repayments to unconsolidated entity	(0.9)	-	(0.7)	(5.3)
Cash dividends paid to shareholders	(5.8)	(3.9)	(11.6)	(7.7)
Cash distributions to noncontrolling interests	(1.2)	(2.7)	(2.1)	(2.7)

NET CASH USED FOR FINANCING ACTIVITIES	$ (101.4)	$ (100.2)	$ (184.9)	$ (182.1)

Effect of exchange rate changes on cash and cash equivalents	0.1	-	0.2	0.5

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	$ (1.7)	$ (2.4)	$ 0.6	$ (42.5)

Cash and cash equivalents at beginning of period	14.1	12.7	11.8	52.8

Cash and cash equivalents at end of period	$ 12.4	$ 10.3	$ 12.4	$ 10.3

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Income taxes, net of refunds	$ (20.3)	$ 1.0	$ (17.9)	$ 3.3
Interest, net of amounts capitalized	30.7	36.1	41.5	55.3

ROCK-TENN COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(IN MILLIONS)

	March 31,	September 30,
	2010	2009

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$12.4	$11.8
Accounts receivable (net of allowances of $9.4 and $8.8)	297.3	305.5
Inventories	265.0	275.1
Other current assets	56.8	65.9

TOTAL CURRENT ASSETS	631.5	658.3

Property, plant and equipment at cost:
Land and buildings	416.6	413.8
Machinery and equipment	1,884.0	1,857.1
Transportation equipment	14.0	13.5
Leasehold improvements	5.5	5.4
	2,320.1	2,289.8
Less accumulated depreciation and amortization	(1,076.7)	(1,013.7)
Net property, plant and equipment	1,243.4	1,276.1
Goodwill	738.7	736.4
Intangibles, net	145.5	151.3
Investment in unconsolidated entities	23.4	23.8
Other assets	32.8	38.5

TOTAL ASSETS	$2,815.3	$2,884.4

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current portion of debt	$70.4	$56.3
Accounts payable	241.8	233.9
Accrued compensation and benefits	76.2	88.0
Other current liabilities	53.4	71.1

TOTAL CURRENT LIABILITIES	441.8	449.3

Long-term debt due after one year	1,106.1	1,289.3
Hedge adjustments resulting from terminated fair value
interest rate derivatives or swaps	2.7	3.8

TOTAL LONG-TERM DEBT	1,108.8	1,293.1

Accrued pension and other long-term benefits	164.0	161.5
Deferred income taxes	172.8	149.2
Other long-term liabilities	31.4	36.7
Redeemable noncontrolling interests	7.6	11.5

Total Rock-Tenn Company shareholders' equity	882.5	776.8
Noncontrolling interests	6.4	6.3
Total Equity	888.9	783.1

TOTAL LIABILITIES AND EQUITY	$2,815.3	$2,884.4

Rock-Tenn Company Quarterly Statistics

Paperboard and Containerboard Operating Statistics

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Fiscal Year

Average Price Per Ton (a) (b) (d)

All Tons
2008	$599	$587	$566	$585	$583
2009	596	586	564	557	575
2010	550	566

Tons Shipped
Recycled Paperboard (a) (c)
2008	217,081	229,003	235,871	234,209	916,164
2009	204,927	211,941	219,819	224,269	860,956
2010	223,148	228,064

Containerboard (d)
2008	44,699	102,092	218,532	244,073	609,396
2009	221,907	188,568	203,019	235,250	848,744
2010	231,113	234,757

Bleached Paperboard
2008	79,623	84,916	86,268	90,724	341,531
2009	86,338	78,223	79,461	88,856	332,878
2010	84,993	85,842

Market Pulp
2008	21,193	27,837	24,469	21,537	95,036
2009	20,705	19,493	24,199	26,521	90,918
2010	25,362	25,055

Total (a) (d)
2008	362,596	443,848	565,140	590,543	1,962,127
2009	533,877	498,225	526,498	574,896	2,133,496
2010	564,616	573,718

(a) Average Price Per Ton and Tons Shipped include tons shipped by Seven Hills Paperboard LLC, our unconsolidated joint venture with Lafarge North America, Inc.

(b) Beginning in the second quarter of fiscal 2008, Average Price Per Ton includes coated and specialty recycled paperboard, containerboard, bleached paperboard and market pulp.

(c) Recycled paperboard tons shipped include coated and specialty paperboard.

(d) Containerboard tons shipped include corrugated medium and linerboard, which include the Solvay Mill tons beginning in March 2008.

Rock-Tenn Company Quarterly Statistics

Segment Sales and Segment Income
(In Millions, except Return On Sales data)

	1st Quarter		2nd Quarter		3rd Quarter		4th Quarter		Fiscal Year
Consumer Packaging Segment Sales
2008	$374.7		$394.8		$388.9		$393.0		$1,551.4
2009	368.8		362.9		377.2		394.2		1,503.1
2010	379.6		386.2
Consumer Packaging Intersegment Sales
2008	$4.2		$4.3		$3.9		$5.7		$18.1
2009	6.6		4.7		6.0		7.8		25.1
2010	6.0		7.2
Consumer Packaging Segment Income
2008	$28.7		$32.5		$27.9		$30.7		$119.8
2009	31.5		39.2		50.3	(1)	53.2	(2)	174.2
2010	42.1	(3)	36.8	(4)
Return On Sales
2008	7.7%		8.2%		7.2%		7.8%		7.7%
2009	8.5%		10.8%		13.3%	(1)	13.5%	(2)	11.6%
2010	11.1%	(3)	9.5%	(4)

Corrugated Packaging Segment Sales
2008	$61.4		$112.0		$208.9		$225.2		$607.5
2009	203.2		176.5		186.5		186.7		752.9
2010	180.1		191.0
Corrugated Packaging Intersegment Sales
2008	$6.3		$7.2		$7.6		$10.0		$31.1
2009	10.1		9.7		8.8		8.7		37.3
2010	7.3		8.6
Corrugated Packaging Segment Income
2008	$4.3		$4.4		$23.2		$39.4		$71.3
2009	50.6		41.6		49.6		37.1		178.9
2010	34.7		20.9
Return on Sales
2008	7.0%		3.9%		11.1%		17.5%		11.7%
2009	24.9%		23.6%		26.6%		19.9%		23.8%
2010	19.3%		10.9%

Merchandising Displays Segment Sales
2008	$82.0		$94.3		$86.1		$88.4		$350.8
2009	74.8		82.9		79.7		83.2		320.6
2010	66.8		77.1
Merchandising Displays Intersegment Sales
2008	$-		$0.2		$0.1		$0.1		$0.4
2009	-		0.2		0.1		0.1		0.4
2010	0.1		0.1
Merchandising Displays Segment Income
2008	$8.0		$13.8		$8.4		$11.7		$41.9
2009	5.1		9.7		8.0		9.1		31.9
2010	4.2		11.2
Return on Sales
2008	9.8%		14.6%		9.8%		13.2%		11.9%
2009	6.8%		11.7%		10.0%		10.9%		10.0%
2010	6.3%		14.5%

(1) Excludes $32.7 of alternative fuel tax credit, net of expenses.
(2) Excludes $21.4 of alternative fuel tax credit, net of expenses.
(3) Excludes $20.7 of alternative fuel tax credit, net of expenses.
(4) Excludes $8.1 of alternative fuel tax credit.

Rock-Tenn Company Quarterly Statistics

Segment Sales and Segment Income (Continued)
(In Millions, except Return On Sales data)

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Fiscal Year
Specialty Paperboard Products Segment Sales
2008	$91.8	$99.8	$102.1	$99.2	$392.9
2009	75.3	70.2	77.2	84.2	306.9
2010	79.8	96.4
Specialty Paperboard Products Intersegment Sales
2008	$3.1	$3.3	$3.4	$4.3	$14.1
2009	2.3	1.6	1.8	2.7	8.4
2010	2.1	2.9
Specialty Paperboard Products Segment Income
2008	$7.4	$6.6	$7.8	$8.5	$30.3
2009	2.8	6.2	9.4	8.1	26.5
2010	4.5	6.0
Return on Sales
2008	8.1%	6.6%	7.6%	8.6%	7.7%
2009	3.7%	8.8%	12.2%	9.6%	8.6%
2010	5.6%	6.2%

Key Financial Statistics
(In Millions, except EPS Data)

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Fiscal Year

Net Income Attributable to Rock-Tenn Company Shareholders
2008	$17.5	$17.1	$18.8	$28.4	$81.8
2009	30.6	37.4	87.0	67.3	222.3
2010	56.3	32.8

Diluted EPS (1)
2008	$0.46	$0.45	$0.49	$0.74	$2.12
2009	0.79	0.97	2.23	1.71	5.71
2010	1.43	0.83

Depreciation & Amortization
2008	$25.8	$29.7	$39.2	$38.7	$133.4
2009	37.9	37.3	37.5	37.3	150.0
2010	37.5	36.8

Capital Expenditures
2008	$17.9	$19.3	$22.5	$24.5	$84.2
2009	14.2	17.0	18.1	26.6	75.9
2010	12.3	18.3

(1) Fiscal 2008 and 2009 Diluted EPS are adjusted to reflect the October 1, 2009 adoption of accounting guidance related to the computation of earnings per share.

Non-GAAP Measures and Reconciliations

We have included financial measures that are not prepared in accordance with GAAP. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Below, we define the non-GAAP financial measures, provide a reconciliation of each non-GAAP financial measure to the most directly comparable financial measure calculated in accordance with GAAP, and discuss the reasons that we believe this information is useful to management and may be useful to investors. These measures may differ from similarly captioned measures of other companies in our industry. The following non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

Net Debt

We have defined the non-GAAP measure “net debt” to include the aggregate debt obligations reflected in our consolidated balance sheet, less the hedge adjustments resulting from terminated fair value interest rate derivatives or swaps, the balance of our cash and cash equivalents, restricted cash (which includes restricted cash and marketable debt securities) and certain other investments that we consider to be readily available to satisfy these debt obligations.

Our management uses net debt, along with other factors, including net debt repayment per diluted share, to evaluate our financial condition. We believe that net debt is an appropriate supplemental measure of financial condition because it provides a more complete understanding of our financial condition before the impact of our decisions regarding the appropriate use of cash and liquid investments and net debt repayment per diluted share provides a measure to investors of how successful we are at achieving our debt reduction. Set forth below is a reconciliation of net debt to the most directly comparable GAAP measures, Current Portion of Debt and Total Long-Term Debt for the current quarter, prior quarter, one year ago quarter and the quarter following the Southern Container acquisition:

(In Millions, except per share data)	March 31,	December 31,	March 31,	March 31,
	2010	2009	2009	2008

Current Portion of Debt	$70.4	$63.3	$182.6	$247.7
Total Long-Term Debt	1,108.8	1,206.3	1,327.8	1,606.8
	1,179.2	1,269.6	1,510.4	1,854.5
Less: Hedge Adjustments Resulting From Terminated Fair Value Interest Rate Derivatives or Swaps	(2.7)	(3.1)	(5.6)	(7.6)
	1,176.5	1,266.5	1,504.8	1,846.9
Less: Cash and Cash Equivalents	(12.4)	(14.1)	(10.3)	(56.6)
Less: Restricted Cash	—	—	—	(19.5)
Net Debt	$1,164.1	$1,252.4	$1,494.5	$1,770.8

			Net Debt Repayment Per Diluted Share
		Average Diluted Shares

Net Debt Repayment for the Quarter	$88.3	39.0	$2.26
Net Debt Repayment for the Twelve Months Ended March 31, 2010	$330.4	38.8	$8.51
Net Debt Repayment since March 31, 2008	$606.7	38.5	$15.75

Set forth below is a reconciliation of Net Debt Repayment and Dividends excluding the effect of alternative fuel tax credits. Net Debt Repayment is derived from the table above, as described above and dividends are from the cash flow line item “Cash dividends paid to shareholders”. The effect of alternative fuel tax credits is derived from our 2009 federal income tax refund of $26.4 million we received during the second quarter of fiscal 2010 and $19.5 million of estimated tax payments we were not required to make during the period due to our $23 million of alternative fuel tax credits we received in the first quarter of fiscal 2010.

(In Millions, except per share data)	Three Months Ended March 31, 2010

Net Debt Repayment	$88.3
Cash dividends paid to shareholders	5.8
$94.1
Less: Effect of Alternative Fuel Tax Credits	45.9
$48.2
Average Diluted Shares	39.0
Net Debt Repayment and Dividends per diluted share	$1.24

Credit Agreement EBITDA and Total Funded Debt

“Credit Agreement EBITDA” is calculated in accordance with the definition contained in our Senior Credit Facility. Credit Agreement EBITDA is generally defined as Consolidated Net Income plus: consolidated interest expense, income taxes of the consolidated companies determined in accordance with GAAP, depreciation and amortization expense of the consolidated companies determined in accordance with GAAP, certain non-cash and cash charges incurred, and charges taken resulting from the impact of changes to accounting rules related to the expensing of stock options.

“Total Funded Debt” is calculated in accordance with the definition contained in our Senior Credit Facility. Total Funded Debt is generally defined as aggregate debt obligations reflected in our balance sheet, less the hedge adjustments resulting from terminated and existing fair value interest rate derivatives or swaps, less certain deferred cash, plus additional outstanding letters of credit not already reflected in debt and certain guarantees.

Our management uses Credit Agreement EBITDA and Total Funded Debt to evaluate compliance with our debt covenants and borrowing capacity available under our Senior Credit Facility. Management believes that investors also use these measures to evaluate our compliance with our debt covenants and available borrowing capacity. Borrowing capacity is dependent upon, in addition to other measures, the “Credit Agreement Debt/EBITDA ratio” or the “Leverage Ratio,” which is defined as Total Funded Debt divided by Credit Agreement EBITDA. As of the March 31, 2010 calculation, our Leverage Ratio was 2.07 times, which includes a reduction of .35 times for the alternative fuel tax credit. Our maximum permitted Leverage Ratio under the Senior Credit Facility at March 31, 2010 was 4.25 times and will remain at this level until July 1, 2010 when it will re-set to 3.75 times.

Set forth below is a reconciliation of Credit Agreement EBITDA for the three and twelve months ended March 31, 2010, to the most directly comparable GAAP measure, Consolidated Net Income:

(In Millions)	Three Months Ended March 31, 2010		Twelve Months Ended March 31, 2010

Consolidated Net Income		$33.7	$248.3
Interest Expense, net		17.6	79.3
Income Taxes		16.4	86.7
Depreciation and Amortization		36.8	149.1
Additional Permitted Charges		2.7	14.3
Credit Agreement EBITDA		$107.2	$577.7
Less: Alternative Fuel Tax Credit, net		(8.1)	(82.9)
Credit Agreement EBITDA, Excluding Alternative Fuel Tax Credit, net		$99.1	$494.8
Less: Capital Expenditures		(18.3)	(75.3)
Credit Agreement EBITDA, Excluding Alternative Fuel Tax Credit, net and Capital Expenditures	$	$ 80.8	$419.5

Net Sales		$731.9	$2,855.6

Credit Agreement EBITDA Margin, Excluding Alternative Fuel Tax Credit, net		13.5%	17.3%
Credit Agreement EBITDA Margin, Excluding Alternative Fuel Tax Credit, net and Capital Expenditures		11.0%	14.7%

Set forth below is a reconciliation of Total Funded Debt to the most directly comparable GAAP measures, Current Portion of Debt and Total Long-Term Debt:

(In Millions)	March 31,
2010

Current Portion of Debt	$70.4
Total Long-Term Debt	1,108.8
Total Debt	1,179.2
Less: Hedge Adjustments Resulting From Terminated Fair Value Interest Rate Derivatives or Swaps	(2.7)
Total Debt Less Hedge Adjustments	1,176.5
Plus: Letters of Credit and Guarantees	16.9
Total Funded Debt	$1,193.4

Credit Agreement EBITDA for the Twelve Months Ended March 31, 2010	$577.7

Leverage Ratio	2.07

Adjusted Net Income and Adjusted Earnings per Diluted Share

We also use the non-GAAP measures “adjusted net income” and “adjusted earnings per diluted share”. Management believes these non-GAAP financial measures provide our board of directors, investors, potential investors, securities analysts and others with useful information to evaluate the performance of the Company because it excludes restructuring and other costs, net, and other specific items that management believes are not indicative of the ongoing operating results of the business. The Company and the board of directors use this information to evaluate the Company’s performance relative to other periods. We believe that the most directly comparable GAAP measures to adjusted net income and adjusted earnings per diluted share are Net income attributable to Rock-Tenn Company shareholders and Earnings per Diluted Share, respectively. Set forth is a reconciliation of adjusted net income to Net income attributable to Rock-Tenn Company shareholders:

	Three Months Ended March 31, 2010	Three Months Ended March 31, 2009	Six Months Ended March 31, 2010	Six Months Ended March 31, 2009

(In Millions)

Net income attributable to Rock-Tenn Company shareholders	$32.8	$37.4	$89.1	$68.0

Alternative fuel tax credit, net	(8.1)	—	(28.9)	—
Loss on extinguishment of debt	2.1	—	1.8	1.5
Restructuring and other costs, net	0.6	1.8	2.6	5.9
Operating losses of previously closed facilities	0.4	0.2	0.6	1.0

Adjusted net income	$27.8	$39.4	$65.2	$76.4

CONTACT:
RockTenn
John Stakel, 678-291-7900
VP-Treasurer